Exhibit 99.1

TRUMP MEDIA ANNOUNCES APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS AUDITOR

Sarasota, FL, May 6, 2024 — Trump Media & Technology Group Corp. (NASDAQ: DJT) (“TMTG” or the “Company”) today announced the appointment of Semple, Marchal & Cooper, LLP (“SMC”) as its independent registered public accounting firm, effective May 4, 2024.

The appointment of SMC was made after a detailed evaluation process and has been approved by the Company’s Audit Committee.  TMTG anticipates seeking a limited extension of the deadline for its upcoming 10-Q by filing a Form 12b-25 no later than one business day after the original due date for such report.

About TMTG
The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

Forward-Looking Statements
This press release includes a forward-looking statement regarding the plans of TMTG. We have based this forward-looking statement on our current expectations and projections about future events. Although we believe that our plans, intentions, and expectations reflected in or suggested by this forward-looking statement are reasonable, we cannot assure you that we will achieve or realize future plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.  You should not place undue reliance on forward-looking statements. Although we may elect to update forward-looking statements in the future, we disclaim any obligation to do so, even if our assumptions and projections change, except where applicable law may otherwise require us to do so. Forward-looking statements are not guarantees of performance. Readers should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements herein.  For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Other sections of the annual report describe additional factors that could adversely affect our business, financial condition, or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

Investor Relations Contact:
Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact:
press@tmtgcorp.com